Exhibit 99.1

Sino Agro Food, Inc. to Partner with Tesco, PLC

Rollout of Butcher Shops to Start within Shanghai Stores

GUANGZHOU, China, June 26, 2014 /PRNewswire/ -- Sino Agro Food, Inc. (OTC BB: SIAF), is an integrated, diversified agriculture technology and organic food company ("the Company") with principal operations as primary producer, processor, and marketer in the People's Republic of China ("PRC").

The Company is delighted to announce that its China joint venture company Qinghai Sanjiang A Power Agriculture Co., Ltd. ("SJAP") has entered into two contracts with Tesco, PLC to become both a supplier and an in-store butcher shop concessionaire of beef and lamb. The contracts became effective June 19, 2014 and run for five years.

Tesco, PLC is one of the largest grocery and merchandise retail chains in the world, operating almost 7,000 stores with revenue of US $120 Billion. On May 29, 2014, Tesco formed a joint venture with China Resources Enterprise, Ltd. ("CRE"), operators of the "Vanguard" retail chain, to create the largest multi-format retailer in China.

Sino Agro/SJAP will provide its own brand of product lines, as well as design for its in-store butcher shops. Supply of beef and lamb will start in major Shanghai Tesco stores, and branded outlets will expand in phases.

More information regarding grand openings, product lines offered, and relevant developments will be forthcoming as it materializes.

The Company's CEO, Solomon Lee commented, "Understanding that retail space within Tesco stores is a guarded commodity, we are gratified by the confidence Tesco has in the quality of our products and our abilities to meet production volumes and Tesco standards. This contract will bring a new level of awareness, stature, and value to the SJAP enterprise."

Sino Agro CFO Olivia Lai observed, "This partnership with Tesco, PLC provides a most cost effective and cash flow effective manner to integrate the distribution and retail levels of SJAP's business model."

About Sino Agro Food, Inc.

Sino Agro Food, Inc. (http://www.sinoagrofood.com) is an agriculture technology and natural food holding company with principal operations in the People's Republic of China. The Company acquires and maintains equity stakes in a cohesive portfolio of companies that SIAF forms according to its core mission to produce, distribute, market and sell natural, sustainable protein food and produce, primarily seafood and cattle, to the rapidly growing middle class in China. SIAF provides financial oversight and strategic direction for each company, and for the interoperation between companies. The Company owns or licenses patents, proprietary methods, and other intellectual properties in its areas of expertise. SIAF provides consulting and services to joint venture partners to construct and operate food businesses, primarily producing wholesale fish and cattle. Further joint ventures market and distribute the wholesale products as part of an overall "farm to table" concept and business strategy.

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Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF's current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company's website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

CONTACT: Peter Grossman, Investor Relations, +1 (775) 901-0344, info@sinoagrofood.com